FIRST AMENDMENT TO THE
NOVATED DISTRIBUTION AGREEMENT

    THIS FIRST AMENDMENT, dated as of the last date on the signature block to the Distribution Agreement dated as of March 31st, 2020, (the “Agreement”), is entered into by and between the ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”), PZENA INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company and the investment adviser to the Trust the (“Advisor”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor").

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein; and

WHEREAS, the parties to the Agreement desire to amend the listed series of the Trust to add the Pzena International Value Fund; and

WHEREAS, Section 10.B of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

The following funds are added to Amended Exhibit A:
Pzena International Value Fund (effective 06/28/21)

Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ADVISORS SERIES TRUST QUASAR DISTRIBUTORS, LLC

By:              By: ________________________________

Printed Name:                        Printed Name: Mark Fairbanks

Title:                  Title: Vice President

Date:    ________________________     Date: ____________________

PZENA INVESTMENT MANAGEMENT, LLC

By:

Printed Name:

Title:

Date:              , 2021

Amended Exhibit A to the Distribution Agreement

Fund Names

Separate Series of Advisors Series Trust

Name of Series                             Date Added
Pzena Mid-Cap Value Fund                        On or after March 20, 2014
Pzena Emerging Markets Value Fund                On or after March 20, 2014
Pzena Small-Cap Value Fund                        On or after March 9, 2016
Pzena International Small-Cap Value Fund                On or after June 13, 2018
Pzena International Value Fund                    On or after June 28, 2021

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